June 10, 2011


SECURITIES & EXCHANGE COMMISSION
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



RE:	American Depositary Receipts
representing five deposited shares of
 OZ Minerals Limited
(Form F6, Registration No.  333130448)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of The Bank of New York Mellon, as
Depositary for securities against which
American Depositary Receipts are to be
issued, we attach a copy of the new
prospectus (Prospectus) reflecting the change in number of ordinary shares represented by two American Depositary Shares (the Ratio).

As required by Rule 424(e), the upper right hand corner of the Prospectus cover page has a reference to Rule 424(b)(3) and to the file number of the registration statement to which the Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of the ADR certificate with the revised ratio for OZ
Minerals Limited.

The Prospectus has been revised to reflect the new ratio, and has been overstamped with:

Effective June 10, 2011 the ratio has
changed to Two (2) American Depositary
Shares represents One (1) deposited
Share.

Please contact me with any questions or
comments at 212 8152729


Mark Gendler
Senior Associate
The Bank of New York Mellon  ADR
Division


Encl.
CC: Paul Dudek, Esq. (Office of International
Corporate Finance)







101 Barclay Street, 22nd Floor West, New York, NY 10286